Exhibit 4.382

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 179062 dated February 16, 2020

For Rendering

Data transmission services, except for data transmission services for the purpose of voice transmission

This License is granted to

Limited Liability Company

Zelenaya Tochka Ufa (Zelenaya Tochka Group)

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1140280410390

Tax Identification Number (TIN)

0276162626

Location address (place of residence):

107, Kirova str., Ufa, Bashkortostan Republic, 450078

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until February 16, 2025.

This License is granted by decision of the licensing body - Order dated December 02, 2019 No. 701-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ A.А. Pankov

Stamp here
Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE
OF COMMUNICATIONS, INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296

CN 116155